Exhibit 99.1

Lonestar Updates Results of Horned Frog Completions

Fort Worth, Texas, April 10, 2018 (PRNewswire) - Lonestar Resources US Inc. (NASDAQ: LONE) (including its subsidiaries, “Lonestar,” “we,” “us,” “our” or the “Company”) today updated investors on its new completions at its Horned Frog property. In La Salle County, we previously reported the completion of the Horned Frog G #1H and H #1H. These wells were drilled to total measured depths of approximately 22,800 and 20,950 feet, respectively and were drilled from spud to total depth in an average of 12 days. These wells were fracture-stimulated in engineered completions with an average proppant concentration of 1,650 pounds per foot across an average of 40 stages per well utilizing diverters.

•	Horned Frog H#1H- Flowback operations commenced on March 20th on the Horned Frog H#1H well, which has a perforated interval of 10,445 feet. After 21 days since first production and 5% of load recovered, it recently tested at three-stream rates 2,098 Boe/d, consisting of 431 Bbls/d of oil, 574 Bbls/d of natural gas liquids and 6,556 Mcf/d, on a 26/64’’ choke.

•	Horned Frog G#1H- Flowback operations commenced on March 22nd on the Horned Frog G#1H, which has a perforated interval of 12,280 feet. After 18 days since first production and 5% of load recovered, it testing at three-stream rates of 2,184 Boe/d, consisting of 434 Bbls/d of oil, 603 Bbls/d of natural gas liquids and 6,886 Mcf/d on a 28/64’’ choke.

As it has successfully done at Wildcat, Lonestar plans to stringently choke manage these wells to optimize the total liquids recovery over the life of these wells. Lonestar has a 100% WI and 80% NRI in these wells. Additionally, Lonestar continues to expand its leasehold position via primary term leasing activity in the Horned Frog area at costs that are in-line with its historically low leasehold costs. Ongoing leasing efforts prevent the Company from disclosing commercial terms at this time, but we believe that our efforts to date will allow Lonestar to replace 200% of our estimated 2018 production. Lonestar has commenced drilling operations on the Horned Frog North West #2H and #3H, in which it holds a 100% WI.

ABOUT LONESTAR RESOURCES US, INC.

Lonestar is an independent oil and natural gas company, focused on the development, production and acquisition of unconventional oil, natural gas liquids (“NGLs”) and natural gas properties in the Eagle Ford Shale in Texas, where we accumulated approximately 78,196 gross (58,262 net) acres in what we believe to be the formation’s crude oil and condensate windows, as of December 31, 2017. For more information, please visit www.lonestarresources.com.

CAUTIONARY & FORWARD LOOKING STATEMENTS

Lonestar Resources US Inc. cautions that this press release contains forward-looking statements, including, but not limited to; Lonestar’s execution of its growth strategies; growth in Lonestar’s leasehold, reserves and asset value; and Lonestar’s ability to create shareholder value. These statements involve substantial known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: volatility of oil, natural gas and NGL prices, and potential write-down of the carrying values of crude oil and natural gas properties; inability to successfully replace proved producing reserves; substantial capital expenditures required for exploration, development and exploitation projects; potential liabilities resulting from operating hazards, natural disasters or other interruptions; risks related using the latest available horizontal drilling and completion techniques; uncertainties tied to lengthy period of development of identified drilling locations; unexpected delays and cost overrun related to the development of estimated proved undeveloped reserves; concentration risk related to properties, which are located primarily in the Eagle Ford Shale of South Texas; loss of lease on undeveloped leasehold acreage that may result from lack of development or commercialization; inaccuracies in assumptions made in estimating proved reserves; our limited control over activities in properties Lonestar does not operate; potential inconsistency between the present value of future net revenues from our proved reserves and the current market value of our estimated oil and natural gas reserves; risks related to derivative activities; losses resulting from title deficiencies; risks related to health, safety and environmental laws and regulations; additional regulation of hydraulic fracturing; reduced demand for crude oil, natural gas and NGLs resulting from conservation measures and technological advances; inability to acquire adequate supplies of water for our drilling operations or to dispose of or recycle the used water economically and in an environmentally safe manner; climate change laws and regulations restricting emissions of “greenhouse gases” that may increase operating costs and reduce demand for the crude oil and natural gas; fluctuations in the differential between benchmark prices of crude oil and natural gas and the reference or regional index price used to price actual crude oil and natural gas sales; and the other important factors discussed under the caption “Risk Factors” in our on our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 29, 2018 our Quarterly Reports on Form 10-Q filed with the SEC, as well as other documents that we may file from time to time with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Estimates of reserves in this press release are based on economic assumptions with regard to commodity prices that differ from the prices required by the SEC (historical 12 month average) to be used in calculating reserves estimates prepared in accordance with SEC definitions and guidelines. In addition, reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The estimates of reserves in this press release were prepared by the Company’s internal reserve engineers and are based on various assumptions, including assumptions related to oil and natural gas prices as discussed above, drilling and operating expenses, capital expenditures, taxes and availability of funds and are subject to confirmation and revision from the Company’s independent reserve engineering firm. The Company’s internal estimates of reserves may not be indicative of or may differ materially from the year-end estimates of the Company’s reserves prepared by a third party as a result of the SEC pricing and other assumptions employed by an independent reserve engineering firm. Investors are urged to consider closely the disclosure in the Company’s filings with the SEC, which you can obtain from the SEC’s website at www.sec.gov.